PARTICIPATIONAGREEMENT Among OPPENHEIMERVARIABLEACCOUNTFUNDS, OPPENHEIMERFUNDS, INC. and PRINCIPAL LIFEINSURANCECOMPANY AND PRINCORFINANCIAL SERVICES CORPORATION

     THISAGREEMENT(the"Agreement"),madeandenteredintoasofthedayof December 21,2007 byandamongPrincipalLife InsuranceCompany ("Principal")on itsownbehalfand onbehalfofeach separate account oftheCompanynamedin Schedule 1tothis Agreement,asmay beamendedfromtimetotimebymutual consent(hereinaftercollectivelythe"Accounts"),and Princor Financial Services Corporation,("Princor"),a broker-dealeraffiliatedwithPrincipal, (PrincipalandPrincorcollectively arehereinafterreferredto asthe "Company")andOppenheimer Variable AccountFunds(hereinafter the"Fund")and OppenheimerFunds, Inc.(hereinafter the"Adviser").

     WHEREAS, theFund isanopen-endmanagementinvestment company andis available toactastheinvestmentvehicleforseparateaccountsnowin existence ortobe establishedatanydatehereafterforvariablelifeinsurance policies, variable annuity contracts andothertax-deferredproducts (collectively,the "VariableInsuranceProducts")offeredbylifeinsurance companies (hereinafter"ParticipatingInsuranceCompanies"); WHEREAS, thebeneficialinterestin theFund isdividedintoseveral seriesof shares, eachdesignateda "Portfolio",andeachrepresentingthe interests inaparticularmanagedpoolofsecuritiesandother assets; WHEREAS, theFund hasobtainedanorderfrom theSecuritiesand Exchange Commission(the"SEC"),datedJuly16,1986(FileNo. 812-6324) granting ParticipatingInsuranceCompaniesandvariableannuity andvariablelife insurance separate accounts exemptionsfromtheprovisionsofsections9(a), 13(a),15(a),and 15(b)of theInvestmentCompanyAct of1940, asamended, (hereinafterthe"1940Act")andRules6e-2(b)(15)and 6e-3(T)(b)(15)thereunder, totheextentnecessaryto permitsharesoftheFundtobesold toandheldby variable annuityandvariablelifeinsurance separate accounts ofboth affiliatedandunaffiliated lifeinsurancecompanies(hereinafterthe"Mixedand SharedFundingExemptiveOrder"); WHEREAS, theFund isregisteredasanopen-endmanagementinvestment companyunderthe 1940Act andeach classof sharesof thePortfoliosof the Fundisregistered undertheSecuritiesActof1933,asamended (hereinafterthe "1933Act"); WHEREAS, theAdviserisdulyregisteredasan investmentadviserunderthe federalInvestment Advisers Actof1940; WHEREAS, Principal hasregisteredor willregistercertainvariable annuityand/orlifeinsurancecontractsunder the1933 Act(hereinafter "Contracts")(unlessanexemptionfromregistrationis available); WHEREAS, Princorservesas theprincipalunderwriterofoneor more classesofvariableannuity contractsand/or variable lifeinsurancepolicies issuedby Principalandis partyto theAgreementfor thesole purposeof receiving payments fromthe Fundpursuantto Rule12b-1undertheInvestment CompanyActof1940; WHEREAS, theAccountsareorwillbe dulyorganized,validlyexisting segregatedassetaccountsunderapplicableinsurancelaw,establishedby resolutionofthe Boardof Directors oftheCompany,tosetasideandinvest assetsattributabletothe aforesaid variable contracts(theSeparateAccount(s) coveredbytheAgreementarespecifiedinSchedule1attachedhereto,as maybe modified bymutual consent fromtime totime);

     WHEREAS, theCompanyhasregistered orwillregistertheAccountsasunit investmenttrusts underthe 1940Act (unless anexclusionfrom registrationis available); WHEREAS, totheextentpermittedby applicableinsurancelawsand regulations,theCompanyintendsto purchase sharesin thePortfolios(the Portfolioscovered bythis Agreement arespecifiedin Schedule 2attachedhereto asmaybe modified bymutualconsent fromtimetotime),onbehalfofthe Accounts tofundtheContracts,and theFund isauthorizedtosellsuch shares tounitinvestment trustssuchastheAccountsatnet assetvalue;and NOW,THEREFORE,in considerationof theirmutualpromises,the Fund,the AdviserandtheCompanyagreeasfollows:

ARTICLEI. Purchase andRedemptionof FundShares

     1.1. TheFund agreesto makeavailableto theCompanyforpurchaseon behalfof theAccountsthoseshares ofaPortfolioof theFund whichthe Company orderson behalfoftheAccounts,executingsuchordersonadailybasis atthe netasset valuenextcomputedafter receiptbytheFundorits designee ofthe orderfor suchshares,asestablishedinaccordancewiththeprovisions ofthe thencurrentprospectusof theFund.

     1.2. TheFund willnot sellsharesofany Portfoliotoany other ParticipatingInsuranceCompanyseparateaccountunlessanagreementcontaining provisionssimilar insubstancetoSections2.1and2.2ofArticleII,Sections 3.7and3.8(other thanthe provisionrequiringtheFundtoprovidevoting standards)ofArticleIIIandArticleVofthisAgreementisin effecttogovern suchsales,itbeingagreed andunderstoodby Company andtheFundthat this provision isnotintendedtoprevent theFund fromsellingits sharesto any potential investor whosepurchaseof sharesdoesnotrenderthe sharesofthe FundoranyPortfolioineligiblefor continuedoradditionalinvestment bythe CompanyanditsAccount(s), anditbeingfurtherunderstoodand agreedbythe CompanyandtheFundthatthisprovisionshallapplyprospectivelyto participationagreementsthattheFundenters intoon orafter thedate hereof.

     1.3. TheCompanyshall bethedesigneeof theFund forreceiptof purchase ordersandrequestsforredemptions orexchangesofsharesofa Portfolio ("Instructions"). TheBusinessDay onwhich suchInstructions are received inproper formby theCompanyandtimestampedbythe Companybythe closeof tradingwillbethedateandtimeas ofwhich Portfolioshares shallbe deemedpurchased, exchanged orredeemedasa resultof suchInstructions; provided thatthe Fundreceivessuch Instructionsby9:30a.m. EasternTimeon thenext following business day.Instructions received inproperformby the Companyandtimestampedafterthecloseoftradingon anygivenBusinessDayor received bytheFundafter 9:30a.m. Eastern Timeonthenextfollowing business dayshall betreatedasif received onthenextfollowingBusinessDay. The Companywarrantsthatallorderstransmitted totheFundby9:30a.m.Eastern Timeona Business Daywere received bytheCompanyin properformandtime stampedpriortotheclose oftradingonthe priorBusinessDay."BusinessDay" shallmeananyday onwhich theNew YorkStockExchangeisopen fortradingand onwhich theFund calculatesitsnet assetvaluepursuanttotherulesofthe SECanditscurrentprospectus.

     TheFund shallcalculatethenetassetvalue pershare ofeach Portfolio oneachBusinessDay,andshallcommunicatethesenet assetvaluestothe Companyoritsdesigneeon adailybasisassoonasreasonably practicableafter thecalculationis completed(normallyby6:30p.m.Easterntime).IftheFund isunable tomeet the6:30 p.m.time statedherein,theFundshallprovide additionaltimeequaltotheadditionaltime ittakes theFund tomakethenet

assetvalueavailabletotheCompany forthe Companytoplaceordersfor the purchase andredemptionof sharesandmakeanyapplicablepurchasepayments.

     TheCompanyshall submitpaymentfor thepurchaseofsharesof aPortfolio infederalfundstransmittedbywire totheFundorto itsdesignatedcustodian, whichmustreceive suchwiresnolaterthantheclose oftheFederalReserve BankofNewYork, whichis 6:00p.m. Eastern time,on theBusinessDayfollowing theBusinessDayforwhich suchpurchaseordershavebeenplaced.

     Issuance andtransferofthePortfolioshares willbe bybookentryonly. Stockcertificates willnot beissuedtothe CompanyortheAccounts.Portfolio sharespurchasedfromtheFundwill berecordedinthe nameof theappropriate Accountortheappropriate subaccountofeach Account.

     TheFund shallfurnish,on orbefore theex-dividenddate,noticetothe Companyofanyincomedividendsorcapitalgaindistributionspayableon the sharesof anyPortfolio.TheCompany herebyelectsto receiveallsuchincome dividends andcapitalgain distributionsasarepayableonsharesofaPortfolio inadditionalsharesofthatPortfolio,andtheCompanyreservestherightto changethiselectioninthe future. TheFund willnotifytheCompanyof the numberof sharessoissued aspaymentofsuch dividendsanddistributions.

     Eachpartytothis Agreementagrees that,in theevent ofamaterialerror resulting fromincorrectinformation orconfirmations, thepartieswill seekto complyin allmaterialrespectswith theprovisionsof applicablefederal securitieslaws.

     1.4. TheFund agreesto makePortfoliosharesavailablefor purchase by theCompanyfortheirseparateAccountslistedinSchedule1on thosedayson whichaPortfolio calculatesitsnet assetvaluepursuanttorulesoftheSEC; provided, however, thatthe Boardof Trustees oftheFund(hereinafterthe "Trustees")mayrefusetosellsharesofany Portfolio toanyperson,or suspend orterminatetheofferingofshares ofanyPortfolioifsuchactionisrequired bylawor byregulatoryauthorities havingjurisdictionoris, inthesole discretionofthe Trustees, actingingoodfaithandinlightoftheirfiduciary dutiesunderfederalandanyapplicablestate laws,in thebest interestsofthe shareholdersofanyPortfolio(includingwithoutlimitationpurchaseordersthat individuallyortogetherwithother contemporaneousordersrepresentlarge transactionsinsharesofanyPortfolioheld forarelativelybriefperiodof time).Suchshares shallbe purchasedatthe applicablenetassetvalue per share,increasedbyanyinitialsalescharge, iftheFund'sprospectusthenin effectimposessuchachargeonsuch purchases.Withoutlimitingtheforegoing, theFund andtheFund'stransferagentmaytakesuchotheraction(including, withoutlimitation,rejectingspecificpurchaseorders)asthey deemnecessary toreduce,discourageoreliminatemarkettimingactivity.The Companyagreesto followandadhere totheFund'smarkettiming proceduresandto cooperatewith theFund andtheAdviserto assistintheimplementationofthe Fund's restrictionsonpurchase,redemption andexchangeactivitythat follows amarket timingpattern,includingbutnotlimitedto providing informationonContract ownertransactions,holdingsandotherinformationas mayreasonablybe requested bytheFund,the Adviserortheirdulyauthorizedrepresentatives.

     1.5. TheFund agreesto redeemorexchange,upontheCompany'srequest, anyfull orfractionalsharesofthe Fundheldbythe Company, executing such requests onadailybasisatthenet assetvaluenext computed afterreceiptby theFund oritsdesigneeof therequestforredemption,reduced byany redemptionfeeor deferred salescharge,iftheFund's prospectusineffectas ofthedateofsuchredemptionimposessucha feeorchargeon suchredemptions. ForpurposesofthisSection1.4,theCompany shallbe thedesigneeoftheFund forreceiptofrequestsfor redemptionandreceiptby suchdesigneeshall constitutereceipt bytheFund;providedthat theFund receives written (or facsimile)notice ofsuchrequestforredemptionby9:30a.m.EasternTimeon thenext following Business Day;howeverthe Companyundertakes touseitsbest effortstoprovide suchnoticetotheFundby nolater than9:00A.M.Eastern timeonthenextfollowing Business Day.Paymentshall bemade withinthetime periodspecifiedintheFund'sprospectusor statement ofadditionalinformation ("SAI"), provided, however, thatin noevent shallpaymentbedelayedfora greaterperiodthanispermittedby the1940 Act.Intheevent theFund doesnot payfortheFundsharesthatareredeemedon thenext Business Dayafter a requesttoredeem sharesis made,thentheFundshall applyany suchdelayin redemptionsuniformlytoallrecords holders ofshares ofthat Portfolio. Paymentshallbeinfederal fundstransmitted bywire totheCompany'sbank accounts asdesignatedbytheCompanyinwritingfrom timetotime.The Company furtheragreesto furnish, orcause tobefurnished,totheFund,theAdviser andtheir dulyappointedagentsacopyofthe Company'sSAS70 reportsprepared bytheCompany'sindependentauditor withina reasonabletimeaftersuch report iscompletedand, uponreasonablerequest,to submittoaninspectionby the Fund,the Adviser ortheir dulyauthorizedagentsofitsbooks andrecordsupon reasonablenotice.

     1.6. TheCompanyagrees topurchaseandredeemthe sharesofthe PortfoliosnamedinSchedule2offeredbythe thencurrentprospectusandSAIof theFund inaccordancewith theprovisionsof suchprospectusandSAI.

1.7	Contract Owner Information.
(a) Company agrees to provide the Fund, upon written request, the taxpayer identificationnumber("TIN)theIndividual/InternationalTaxpayer IdentificationNumber("ITIN"),orothergovernment-issuesidentifier("GII") andtheContractOwnernumberorparticipant accountnumberassociatedwiththe Contract Owner,if known,ofanyor allContractOwner(andthe amount,date,and transactiontype(purchase, redemption,transfer,orexchange) ofevery purchase, redemption,transfer,orexchangeof Portfolioshares ("Shares")heldthroughan Accountmaintained bytheCompanyduringthe periodcoveredby therequest. UnlessotherwisespecificallyrequestedbytheFund,theCompanyshallonlybe required toprovideinformationrelatingtoContractOwner-InitiatedTransfer Purchases orContractOwner-InitiatedTransferRedemptions.

(i) Requests mustset forthaspecificperiod,nottoexceed90 daysfrom thedate oftherequest,forwhich transactioninformation issought.TheFundmayrequesttransactioninformationolderthan 90daysfromthedateoftherequest asitdeemsnecessaryto investigatecompliancewith policies establishedbytheFwdfor the purposeofeliminatingorreducinganydilutionofthe valueof the outstandingshares issuedbytheFund.

(ii) Companyagreesto transmit therequestedinformationthatis onitsbooksandrecordsto theFund oritsdesigneepromptly, but inanyeventnotlaterthan 10businessdays, afterreceiptof a request. Iftherequestedinformationisnot ontheCompany'sbooks andrecords,Companyagrees to:(i) provideorarrange toprovideto thefund therequestedinformationfromContractOwnerswhoholda Contract withanindirectintermediary;or(ii)ifdirectedby the Fund,blockfurtherpurchasesofFundShares fromsuch indirect intermediary.Insuchinstance,CompanyagreestoinformtheFund whetheritplanstoperform (i)or(ii).Responsesrequiredby this paragraph mustbe communicatedinwritingand inaformatmutually agreeduponbythe parties. Totheextentpracticable, theformat

foranytransactioninformationprovidedtotheFundshouldbe consistentwiththeNSCCStandardizedDataReportingFormat.For purposes ofthisprovision, an"indirectintermediary" hasthe same meaningasinSEC Rule22c-2undertheInvestmentCompanyAct.

     (b) TheFund agreesnottouse theinformationreceivedpursuant tothisAgreement foranypurposeotherthan asnecessarytocomplywith the provisionsofRule 22c-2or tofulfillother regulatoryorlegalrequirements subjecttotheprivacyprovisionsof TitleV oftheGramm-Leach BlileyAct (PublicLaw106-102)andcomparable statelaws.

     (c)Companyagrees toexecutewritteninstructionsfromtheFundto restrict orprohibitfurtherpurchasesorexchangesof division unitsby a Contract OwnerthathasbeenidentifiedbytheFundas havingengagedin transactionsoftheFund's Shares(directlyorindirectlythroughtheCompany's Account) thatviolatepoliciesestablishedby theFund forthe purposeof eliminatingorreducingany dilution ofthevalueoftheoutstandingShares issuedby theFund.Unless otherwise directed bytheFund,any suchrestrictions orprohibitionsshallonly applyto Contract Owner-InitiatedTransferPurchases orContractOwner-Initiated Transfer Redemptionsthat areaffecteddirectlyor indirectlythrough Company. Instructionswill betransmittedto Company through amutuallyagreed uponformat.

     (d) Instructionsmust includetheTIN,ITINorGIIifknown,and thespecificrestriction(s) tobeexecuted.IftheTIN,ITINor GIIisnotknown, theinstructionsmustincludeanequivalentidentifyingnumber oftheContract Owner(s) orContractsorAccount(s) orother agreeduponinformationto which theinstructionrelates.

     (e) Companyagreesto executeinstructionsassoonasreasonably practicable,butnotlater thanten business daysafterreceipt ofthe instructionsbytheCompany.

     (f) Companywillprovidewrittenconfirmationto theFund that instructionshave beenexecuted.Companyagreestoprovideconfirmation assoon asreasonablypracticable, butnotlaterthan tenbusinessdays afterthe instructionshave beenexecuted.

(g)	For purposes of this section 1.7:
(i)	The term "Fund"inc1udes the fund's principal underwriter and transfer agent.Theternnotdoesincludeany "exceptedfunds" as definedinSECRule22c-2(b)undertheInvestmentCompanyActof 1940.

(ii) Theterm "Shares" meansthe interestsofContractOwners correspondingtotheredeemablesecuritiesof recordissuedby the FundundertheInvestmentCompanyActof1940 thatare heldby the Company.

(iii) Theterm "Contract Owner"meansthe ownerof aContract issuedby theCompany,ora participantinan employee benefit plan withabeneficial interest inaContract.

(iv) Theterm "written" includes electronicwritingsandfacsimile transmissions.

(v) Theterm "Contract Owner-InitiatedTransferPurchase" meansa transactionthatisinitiatedordirectedby aContractOwnerthat resultsinatransferofassetswithinaContracttoa Fund,but doesnot includetransactionsthatareexecuted:(i)automatically pursuant toacontractualorsystematicprogramorenrollmentsuch astransferofassetswithinaContracttoa Fundasa resultof "dollarcostaveraging"programs,insurancecompanyapprovedasset allocationprograms,orautomaticrebalancing programs;(iii)one-timestep-upinContractvaluepursuanttoa Contract deathbenefit orliving benefit; (iv)allocationofassets toaFund through a Contract asaresultofpaymentssuchasloan repayments,scheduled contributions,retirementplansalaryreductioncontributions, or plannedpremiumpaymentsto theContract;or (v)prearranged transfers attheconclusion ofafreelookperiodrequiredunder statelaw.

(vi)	The term "Contract Owner-Initiated Transfer Redemption" means
a	transaction that is initiated or directed by a Contract Owner that

resultsinatransferofassetswithinaContractout ofaFund,but doesnot includetransactionsthatareexecuted:(i)automatically pursuant toacontractualorsystematicprogramorenrollments such astransfersofassetswithinaContractout ofaFund asaresult ofannuitypayouts,loans, systematicwithdrawalprograms,insurance companyapprovedassetallocationprogramsandautomaticrebalancing programs; (ii)as aresult ofanydeductionofcharges orfees under aContract;(iii) withina Contract outofa Fundasa resultof scheduled withdrawalsorsurrenders fromaContract;or(iv)as a resultof payment ofadeathbenefit fromaContract.

ARTICLEII.Representations andWarranties

     2.1. Principal representsandwarrantsthatthesecurities deemedto be issuedby theAccountsundertheContractsareor,priortoany issuance orsale willbe, registeredunderthe1933Act(unlessanexemptionfromregistrationis available)and,thattheContractswillbeissued,offeredand soldin complianceinall material respects withall applicablefederal andstatelaws andregulations.Principal furtherrepresents andwarrantsthat itisan insurance company dulyorganizedand ingood standing underapplicablestatelaw andthat ithaslegallyand validly establishedtheAccountspriortothe issuance orsaleofunitsthereofas asegregatedassetaccount underapplicable insurance lawand hasregisteredthe Accounts asunit investmenttrusts in accordancewiththeprovisionsofthe1940Act(unless anexclusionfrom registrationisavailable) toserve assegregatedinvestmentaccountsforthe Contracts,andthatitwill maintain suchregistration forsolongasany Contracts areoutstandingoruntilregistrationisno longerrequiredunder federalandstate securitieslaws.Principal shallamendtheregistration statement underthe1933Actforthe Contractsandthe registrationstatement underthe 1940Act forthe Accounts fromtime totime asrequiredinorderto effectthecontinuousofferingoftheContractsoras mayotherwiseberequired byapplicablelaw. PrincipalshallregisterandqualifytheContractsforsale inaccordancewith thesecuritieslawsofthe various statesonlyifand tothe extentdeemednecessaryby Principal.

     2.2. Principal representsandwarrantsthattheContractsarecurrently andatthetimeof issuance willbe treatedaslifeinsuranceorannuity contracts underapplicable provisionsofthe Internal RevenueCodeof1986,as amended(the"Code")andtheregulationsissuedthereunder,and thatit will makeeveryeffort tomaintainsuchtreatment andthat itwillnotifythe Fund andtheAdviserimmediately uponhavingareasonablebasisfor believing that theContractshave ceasedtobesotreatedor thattheymightnotbeso treated inthefuture.In addition, PrincipalrepresentsandwarrantsthattheAccounts area"segregated assetaccounts"andthatinterestsintheAccountsare offered exclusivelythroughthepurchaseof ortransferintoa "variablecontract" withinthemeaning ofsuch termsunderSection817of theCode andthe regulationsissued thereunderandanyamendmentsorothermodifications tosuch sectionorsuchregulations (andany revenue rulings, revenueprocedures, noticesandother published announcementsof theInternalRevenueService interpretingthese provisions).Principalshallcontinuetomeetsuch definitionalrequirements, anditwillnotify theFund andthe Adviser immediatelyuponhavingareasonable basisforbelievingthatsuchrequirements haveceasedtobe metorthattheymightnot bemetin thefuture.TheCompany representsandwarrantsthatitwill notpurchaseFund shareswithassets derivedfromretirementplansexcept indirectly,throughContractspurchasedin connectionwithsuchplans.

     2.3. TheFund representsandwarrantsthatFundsharessold pursuant to thisAgreementshallberegisteredunderthe 1933Act andduly authorizedfor issuance andsold inaccordancewith applicablestate andfederallawandthat theFund isandshallremainregisteredunder the1940 Actfor aslongasthe Fundsharesaresold.TheFundshall amendtheregistrationstatementforits sharesunderthe1933Actandthe1940Actfromtimetotimeas required in orderto effectthecontinuousofferingofitsshares. TheFund shallregister andqualifythesharesfor saleinaccordance withthe lawsof thevarious statesonlyifand totheextentdeemedadvisablebytheFund.

     2.4. TheFund willatalltimes investmoneyfrom theContractsinsucha manneras toensurethattheContractswillbetreated asvariablecontracts underthe Codeand theregulationsissuedthereunder. Withoutlimitingthescope oftheforegoing, theFund representsandwarrantsthateachPortfolioofthe Fundwill complywithSection817(h) oftheCodeandTreasuryRegulation 1.817-5, relating tothediversificationrequirements forvariableannuity,endowment,or lifeinsurancecontractsandanyamendmentsorothermodificationstosuch SectionorRegulations(and anyrevenuerulings,revenueprocedures,notices, andother publishedannouncementsof theInternalRevenueServiceinterpreting theseprovisions). Intheeventthe Fundshouldfailtosoqualify,itwilltake allreasonablesteps(a)to promptly notifytheCompanyofsuch breachand(b) toresume compliancewithsuchdiversificationrequirementwithinthegrace periodaffordedby Treasury Regulation1.817.5.TheFundandAdviserrepresent thateach Portfolioisqualifiedas aRegulatedInvestmentCompanyunder SubchapterMoftheCodeandthatit willmaintainsuchqualification(under SubchapterMoranysuccessorprovision),and thatit willnotifytheCompany immediatelyuponhavingareasonable basisforbelievingthatithasceasedto soqualifyorthat itmight notsoqualifyin thefuture.

     2.5. IftheContractspurchasesharesof aseries andclass oftheFund thathave adopted aplanunderRule 12b-1underthe1940Actto finance distributionexpenses(a"12b-1Plan"),theCompanyagreestoprovidethe Trustees anyinformationas maybereasonably necessaryforthe Trustees to reviewtheFund's 12b-1PlanorPlans.

     2.6. TheFund representsthatit islawfullyorganizedand validly existing underthe lawsof theCommonwealthofMassachusettsandthatit does andwill complywithapplicableprovisionsof the1940 Act.

     2.7. TheAdviserrepresentsand warrants thatitisandwillremain duly registeredunderallapplicablefederalandstatesecuritieslawsandthatit shallperformits obligationsfortheFundin compliancewithanyapplicable stateand federal securitieslaws.

     2.8. TheFund andAdvisereachrepresent andwarrantthatallofits respectivedirectors,trustees,officers,employees,investment advisers,and transfer agentof theFund areandshallcontinuetobeatall timescoveredby ablanket fidelity bond(whichmay, attheFund'selection,be intheformofa jointinsuredbond)orsimilarcoverageforthebenefitofthe Fundinanamount notless thanthe minimalcoverageasrequiredcurrentlybySection17(g)and Rule17g-1underthe1940Actorrelatedprovisionsas maybepromulgatedfrom timetotime.The aforesaid Bondshallincludecoverageforlarcenyand embezzlementandshallbeissuedby areputableinsurancecompany.TheAdviser agreesto makeall reasonableeffortstosee thatthis bondor anotherbond containingtheseprovisions isalwaysineffect,andagreesto notifythe Companyintheeventthatsuchcoveragenolongerapplies.

     2.9. TheCompanyrepresentsand warrants thatall ofitsdirectors, officers, employees,agents,investmentadvisers,and otherindividuals and entities dealingwiththemoneyand/orsecuritiesoftheFundarecoveredbya blanketfidelitybondorsimilarcoveragein anamount notless thanthe equivalentofU.S. $10million.The aforesaid bondshallincludecoveragefor larcenyandembezzlementandshallbeissued byareputableinsurancecompany. TheCompanyagrees thatany amountreceivedundersuch bondin connectionwith claimsthatderive fromarrangements describedinthis Agreementwillbe paidby theCompanyforthebenefit oftheFund.The Companyagreesto makeall reasonableefforts toseethatthis bondoranotherbondcontainingthese provisionsisalwaysineffect,and agreesto notifytheFundandtheAdviserin theevent thatsuchcoveragenolongerapplies.

     2.10. TheFund andtheAdviserrepresentthatthey willmake agood faithefforttofurnishinformation toPrincipalabout theFund nototherwise available toPrincipalwhichisrequiredbystateinsurancelaw toenable Principal toobtaintheauthorityneededtoissuethe Contracts inany applicablestate.

     TheCompanyundertakesand agreesto comply, andtotakefull responsibilityin complying withany andall laws,regulations, protocolsand otherrequirements relating tomoney laundering,both UnitedStatesand foreign, including,without limitation,theInternationalMoney LaunderingAbatementand Anti-TerroristFinancingActof2001 (TitleI11ofthe USAPatriotAct), hereinafter,collectivelywiththerules,regulations andorderspromulgated thereunder(the"PatriotAct")andanyrequirementsand/orrequestsin connectiontherewith,made byregulatoryauthorities, theFund ortheir duly appointed agents, eithergenerallyorinrespectofa specific transaction, and/orin thecontextofa "primary moneylaunderingconcern"asdefined inthe PatriotAct.TheCompanyagreesasa conditionprecedenttoany transaction takingor continuingtobe ineffect underthisAgreement,tocomplywithany andallanti-money launderinglaws, regulations,ordersorrequirements, and withoutprejudice tothegenerality oftheabove,toprovideregulatory authorities,theFundoritsdulyappointedagents,withallnecessaryreports andinformationfortheFundorits agentsto fulfill theirobligations, ifany, underthe Patriot Actforthepurposesofthe Fundor otherthirdparties complying withany andall anti-moneylaunderingrequirementsimposedby the PatriotAct,including,withoutlimitation,enhancedduediligenceobligations, thefilingofCurrencyTransactionReportsand/orofSuspicious Activity Reports obligations,and/orthesharingofinformationrequirements.In theevent

reportsandinformationdeemedsatisfactorybytheFundarenot received within areasonabletime periodfromthedateofthe request, theFund reserve the rightto rejectanytransactionand/orcease totransactwiththeCompanyand/or theAccounts.

     Further, theCompanyrepresentsthat theCompanyhasnotreceivednotice of,andtotheCompany'sknowledge, thereis nobasis for,any claim,action, suit,investigationorproceedingthatmight resultin afindingthatthe Companyisnotor hasnotbeenincompliance withthe PatriotAct,andtherules andregulationspromulgated thereunder.

     2.11. TheCompany,theFundandtheAdvisoreachagreetonotifythe othersimmediately uponhavingareasonablebasisfor believing thatany of theserepresentationsandwarranties arenolongertrueoraccuratetoa material extent.

     2.12. TheCompanyshall maintain andenforcepoliciesandprocedures reasonablydesignedtoensurethatPortfolio shareorderstransmittedto the Fundare segregatedbytime ofreceiptinordertopreventShareorders from beingexecutedat apricebasedona previouslydeterminednet assetvalue.

     2.13. Uponreasonablerequest,theCompany shallfacilitate and cooperate withthird-party auditsarrangedby theFund ortheAdviserto evaluate theeffectiveness ofitscompliance controls.

     2.14. Uponreasonablerequest,theCompany shallprovidethe Fund's chiefcomplianceofficerwithdirect accesstothoseofitscompliancepersonnel thatthe Companydesignates.

     2.15. TheCompanyshall providetheFund's chiefcompliance officer withsuch periodic reports asheor sheshall reasonablyrequestandshall promptly providetheFund's chiefcompliance officerwithspecialreportsinthe eventof anymaterialcomplianceproblemsthatarise.

ARTICLEIII.Sales Material,Prospectuses,andOtherReports

     3.1. TheCompanyshall bish, orshall causeto befurnished,to the Fundoritsdesignee,each pieceof salesliteratureorotherpromotional material inwhich theFund ortheAdviseris named,at leasttenBusinessDays priorto itsuse. NosuchmaterialshallbeusediftheFundor itsdesignee reasonablyobject tosuchusewithin tenBusinessDays afterreceiptof such material.

     3.2. TheCompanyshall notgive anyinformationor makeany representationsor statementsonbehalfoftheFundor concerningtheFundin connectionwiththesaleof theContractsotherthantheinformationor representationscontainedintheregistration statementorprospectusforthe Fundshares,assuchregistrationstatementandprospectusmay beamendedor supplementedfrom timetotime,orinreports orproxy statementsfortheFund, orinsalesliteratureorotherpromotionalmaterialapprovedbytheFundorits designee, exceptwiththepermission oftheFund.

     3.3. ForpurposesofthisArticleIII,thephrase "salesliterature or otherpromotional material" includes,butis notlimitedto,portionsof the following thatuse anylogo orother trademarkrelated totheFundorits affiliates,andanyofthe following thatrefertothe Fundor anaffiliateof theFund: advertisements(suchasmaterialpublished, ordesignedforusein,a newspaper,magazine,orotherperiodical,radio,television,telephoneortape recording,videotapedisplay,signs orbillboardorelectronic media),andsales literature(i.e., anywrittencommunication distributedormadegenerally available tocustomersorthepublic,includingbrochures,circulars,market lettersandformletters,seminartexts,reprintsorexcerptsfromany advertisement,salesliteratureorpublished article), educationaltraining materials orother communicationsdistributed ormade generally availableto someorallagents oremployees,and registrationstatements,prospectuses,SAIs, shareholderreports,andanyothercommunicationsdistributedormadegenerally available withregardtotheFund.

     3.4. TheFund shallprovidetotheCompanyaprintedandelectronic copy ofitscurrentprospectuswithinareasonable periodofitsfilingdate, and provideotherassistanceas isreasonablynecessaryin orderfortheCompany onceeach year(or morefrequentlyiftheprospectusfortheFundis supplementedoramended)to havethe prospectusfortheContractsandtheFund's prospectusprinted together inonedocumentordeliveredtogetherinone electronicdocumentviathe Company'ssecured website.

     3.5. TheFund ortheAdvisershallprovidetheCompanywith either: (i) reportstoshareholders,otherinformationrelatingto theFund necessaryto preparefinancial reports, andother communicationsto shareholdersfor printing anddistributiontoContractowners, or(ii) cameraready,electronicfile and/orprintedcopies,ifappropriate,ofsuchmaterialfordistribution to Contract ownersat theCompany'expense,withinareasonableperiodofthe filingdatefordefinitive copiesof suchmaterial.

     3.6. TheCompanyassumesresponsibilityforensuringthattheFund's prospectus,shareholderreportsand communicationsare deliveredtoContract ownersin accordancewithapplicable federal andstate securitieslaws.

     3.7. Notwithstandinganyprovisioninthisagreementtothe contrary,the Fundshall:(i)provideproxymaterialtoContractownersinaccordance with applicablefederal andstatesecuritieslaws; and(ii) solicit voting instructionsfrom Contract owners;and(iii) providea copyof theproxy material totheCompany.3.8TheCompanyshall:(i)voteFundsharesin accordancewithinstructionsreceivedfromContractowners;and (ii)voteFund sharesforwhichnoinstructionshavebeenreceivedin thesame proportionas FundsharesofsuchPortfolio(s)for whichinstructionshavebeenreceived,so longasandtothe extentthattheSECcontinuestointerpretthe1940Actto requirepass-throughvoting privilegesforvariablecontractownersortothe extentotherwiserequiredbylaw.TheCompany willvoteFundsharesheld inany segregatedassetaccount,aswellas sharesownedbytheCompany,inthe same proportionasFund sharesofsuchPortfolioforwhich votinginstructionshave beenreceivedfrom Contract owners, totheextentpermittedby law.

     3.8 ParticipatingInsuranceCompaniesshallberesponsible forassuring thateach oftheir separate accounts participatingin aPortfoliocalculates votingprivileges asrequiredbythe MixedandShared FundingExemptive Order andconsistentwithanyreasonablestandards thatthe Fundmay adoptand provide inwriting.

ARTICLEIV.FeesandExpenses

     4.1. TheFund andAdvisershall paynofeeorothercompensationto the Companyunderthis Agreement,andtheCompany shallpaynofee orother compensationtotheFundor Adviser, exceptasprovidedherein.

     4.2. Allexpensesincidenttoperformance byeach partyof itsrespective dutiesunderthis Agreement shallbe paidby thatparty.TheFundshall seeto itthatallitssharesare registeredandauthorizedforissuanceinaccordance withapplicablefederallaw and,if andtotheextent advisable bytheFund,in accordancewithapplicable statelawspriortotheirsale.The Fundshallbear theexpensesforthecostofregistrationand qualificationof theFund'sshares, preparationandfilingoftheFund's prospectusandregistrationstatement, proxymaterialsandreports,andthe preparationofallstatementsandnotices required byanyfederalor statelaw.

     4.3. TheFund willpay theexpensesassociatedwiththefollowing: settingtheprospectusand profiles intype; printing copiesof theprospectus andprofilestobe deliveredtoexistingContractownersinvestinginthe Portfolios;providingareasonablenumberof copiesof theSAI totheCompany foritselfandfor anycurrentowner ofaContractwho requests suchSAI; settingintypeandprinting,distributingandsolicitingtheproxymaterials andreportstoshareholders (includingthecostsofprintinga prospectusthat constitutesanannualreport);andthepreparationof allstatementsand notices required byanyfederalor statelaw;andprovidingCD andotherelectronic copiesof allofthedocumentsandmaterials specified inthis subparagraph.

     4.4. Unlessotherwiseagreed,theCompany shallbeartheexpensesof printing copiesof thecurrentprospectusand profiles forthe Contracts; printing copiesof theFund'sprospectusand profiles thatare usedin connectionwithofferingtheContracts;distributingtheFund's prospectusto ownersof Contractsissued bytheCompany;andreports tosuch Contract owners. Iftheprospectus fortheContracts andtheFund'sprospectusareprinted together inoneor moredocuments,printingcostsshallbeallocatedto reflect theFund'sshare, pursuant toSection4.3,of thetotalcostsforprintingthe Fund'sprospectus(es)tobe deliveredtoexistingContractownersinvestingin thePortfolio(s), determinedaccordingtothe numberofpagesoftheFund's respectiveportionsofthe documents;providedthattheFundreceivesinvoices forsuch expensewithin45 daysafterprinting.

     4.5. IntheeventtheFundadds oneormoreadditionalPortfoliosandthe partiesdesireto makesuch PortfoliosavailabletotherespectiveContract ownersas anunderlyinginvestmentmedium,a newSchedule2or anamendmentto thisAgreementshallbeexecutedby thepartiesauthorizingthe issuance of sharesof thenew Portfoliostothe particularAccounts.

ARTICLEV.PotentialConflicts

     5.1. TheTrusteeswill monitortheFundfortheexistenceofanymaterial irreconcilableconflictbetweenthe interests oftheContractownersof all separate accounts investing intheFund.Anirreconcilablematerialconflictmay arisefor avarietyofreasons,including:(a)anactionbyany stateinsurance regulatoryauthority;(b)a changeinapplicablefederalorstateinsurance,tax, orsecuritieslaws orregulations,orapublicruling, private letterruling, no-action orinterpretative letter, oranysimilaractionbyinsurance, tax,or securitiesregulatoryauthorities;(c)anadministrativeorjudicialdecisionin anyrelevantproceeding;(d)themannerinwhichtheinvestmentsofany Portfolio arebeingmanaged;(e)adifference invotinginstructionsgivenby participatinginsurancecompaniesor byvariableannuitycontractandvariable lifeinsurancecontractowners;or(f)adecisionbyaninsurer todisregardthe voting~ 1instructionsof Contract owners.TheTrusteesshall promptly inform theCompanyifit determinesthatan irreconcilablematerialconflictexistsand theimplicationsthereof.

     5.2. TheCompanyhasrevieweda copyoftheMixed andSharedFunding Exemptive Order,andinparticular, hasreviewedtheconditions totherequested reliefsetforththerein.TheCompanyagrees tobeboundbythe responsibilities ofaparticipating insurancecompany assetforthintheMixed andShared FundingExemptive Order,includingwithoutlimitation therequirementthatthe Companyreportany potentialorexistingconflictsof whichit isaware tothe Trustees. TheCompanywill assisttheTrusteesincarryingout their responsibilitiesinmonitoringsuch conflicts undertheMixedandShared Funding Exemptive Order,byprovidingtheTrusteesin atimely mannerwithall informationreasonablynecessaryfor theTrusteestoconsideranyissues raised. Thisincludes,but isnotlimitedto,anobligationby theCompanytoinformthe Trustees whenever Contract ownervotinginstructionsaredisregardedand by confirminginwriting,attheFund's request, thatthe Company areunawareof anysuch potential orexistingmaterialirreconcilable conflicts.

     5.3. Ifitis determinedbyamajorityof theTrustees,or amajorityof itsdisinterested Trustees, thatamaterialirreconcilableconflictexists,the Companyshall,at itsexpenseandto theextentreasonablypracticable(as determinedbyamajorityof thedisinterested Trustees),takewhateverstepsare necessary toremedyoreliminatethe irreconcilablematerialconflict,uptoand including:(1)withdrawing theassetsallocabletosomeorall oftheseparate accounts fromthe FundoranyPortfolioandreinvestingsuchassetsina different investmentmedium,including(butnotlimitedto)anotherPortfolioof theFund, orsubmittingthe question whether suchsegregationshouldbe implementedtoavoteofallaffectedContractowners and,asappropriate, segregatingtheassetsofanyappropriategroup(i.e., annuity contract owners, lifeinsurancecontractowners,orvariablecontractownersof oneormore ParticipatingInsuranceCompanies)thatvotes infavor ofsuch segregation,or offering totheaffectedContractownersthe optionof makingsuchachange;and (2)establishinga newregisteredmanagement investmentcompany ormanaged separate accounts. TheCompany'sobligations underthisSection 5.3shallnot dependon whether otheraffectedParticipatingInsuranceCompaniesfulfilla similarobligation.

     5.4. Ifamaterialirreconcilableconflictarises becauseofadecision bytheCompanyto disregard Contract ownervotinginstructions andthat decision couldconflictwiththemajorityof Contract ownerinstructions,theCompanymay berequired,attheFund's election, towithdrawtheAccounts' investmentinthe Fundand terminate thisAgreement;provided, however, thatsuch withdrawaland terminationshall belimitedtothe extentrequiredby theforegoingmaterial irreconcilableconflictas determinedbyamajorityof thedisinterested Trustees. Anysuch withdrawalandtermination musttakeplacewithinsix (6) monthsaftertheFundgives written noticethatthisprovision isbeing implemented,anduntilthe endofthesixmonthperiod theFund shallcontinue toaccept andimplementordersbytheCompany forthe purchase andredemptionof sharesof theFund.

     5.5. Ifamaterialirreconcilableconflictarises becausea particular stateinsuranceregulator's decision applicabletothe Company conflicts with themajorityofotherstate regulators,then theCompanywillwithdrawthe Accounts' investmentinthe Fundand terminatethisAgreementwithinsix months afterthe Trustees informtheCompanyinwritingthat ithasdetermined that suchdecisionhas createdanirreconcilablematerialconflict; provided, however, thatsuch withdrawalandtermination shallbe limited totheextentrequiredby theforegoingmaterialirreconcilableconflictasdeterminedby amajorityof thedisinterested Trustees. Untiltheendof theforegoingsix monthperiod,the

Fundshallcontinuetoacceptandimplementordersby theCompanyforthe purchase andredemptionof sharesof theFund,subject toapplicableregulatory limitation.Forpurposesof Sections 5.3through5.6ofthisAgreement, a majority ofthedisinterestedTrusteesshall determine whether anyproposed actionadequately remedies anyirreconcilable material conflict,butin noevent willthe Fundberequiredtoestablishanew fundingmediumfor theContracts. TheCompanyshall notberequiredby Section 5.3toestablisha newfunding mediumforContractsifan offerto dosohas beendeclinedby voteofa majority ofContractowners materiallyadverselyaffectedbytheirreconcilable material conflict. Intheeventthat theTrusteesdeterminethatanyproposed actiondoesnotadequately remedyanyirreconcilablematerialconflict, thenthe Companywillwithdrawtheparticular Accounts'investmentintheFundand terminate thisAgreementwithinsix (6)monthsaftertheTrusteesinform the Companyinwriting oftheforegoing determination,provided,however,thatsuch withdrawalandtermination shallbe limitedtotheextentrequiredbyanysuch material irreconcilableconflictas determinedbyamajorityof the disinterestedTrustees.

ARTICLEVI.ApplicableLaw

     6.1. ThisAgreementshallbeconstruedandtheprovisionshereof interpretedunder andinaccordance withthe lawsoftheState ofNewYork.

     6.2. ThisAgreementshallbesubjecttotheprovisionsofthe1933Act, theSecuritiesExchangeAct of1934 andthe1940Act, andtherulesand regulationsandrulingsthereunder, including suchexemptionfromthose statutes, rulesand regulationsastheSecuritiesandExchangeCommission maygrant (including,butnotlimited to,the Mixedand SharedFundingExemptiveOrder) andthetermshereofshall beinterpretedand construedinaccordancetherewith, provided howeverthattheterm"Registration Statement orProspectusfor the Variable Contracts"andtermsofsimilarimportshall include(i)anyoffering circular orsimilardocumentandsalesliteratureorotherpromotionalmaterials usedtoofferand/orsellthevariableContractsincompliance withthe private offering exemption inthe1933Actandapplicablefederalandstatelaws and regulations,and(ii)theterm"Registration Statement"and"Prospectus" as definedinthe1933Act.

ARTICLEVII.Termination

7.1.	This Agreement shall terminate:
(a) at the option of any party upon six month's advance written noticeto theotherparties;

     (b) attheoptionoftheCompanytothe extentthatshares of Portfoliosarenot reasonablyavailabletomeettherequirementsofits Contracts orarenotappropriatefundingvehiclesfor theContracts,as determinedbythe Company. Promptnoticeoftheelectiontoterminateforsuch causeand anexplanationof suchcauseshall beWsh edbytheCompany; (c) asprovidedinArticleV; (d) attheoptionoftheFundortheAdviserupon institutionof formalproceedings against theCompany(oritsparent) bytheNASD,the SEC,the insurance commissionofany stateor anyotherregulatorybody having jurisdictionover thatparty,which wouldhaveamaterialadverseeffect onthe Company's ability toperformitsobligations underthisAgreement; (e) attheoptionoftheCompanyuponinstitution offormal proceedingsagainsttheFundorthe Adviser(oritsparent)by theNASD, theSEC, oranystatesecuritiesor insurance departmentorany otherregulatory body havingjurisdictionoverthatparty, whichwouldhave amaterialadverse effect

ontheAdviser'sortheFund'sabilitytoperformits obligationsunder this Agreement; (f) attheoptionoftheCompanyorthe Fundupon receipt ofany necessary regulatoryapprovalsorthevoteof theContractownershaving an interest intheAccount(or anysubaccount)tosubstitutethesharesof another investmentcompany forthe -26-corresponding Portfolioshares oftheFundin accordancewiththetermsoftheContractsforwhichthosePortfolioshareshave beenselectedtoserveastheunderlyinginvestmentmedia.The Companywillgive 45dayspriorwrittennoticetothe Fundofthedateofanyproposedvoteor otheractiontaken toreplacetheFund"shares; (g) attheoptionoftheCompanyorthe Fundupon adetermination byamajorityoftheTrustees,ora majority ofthedisinterestedTrustees,that anirreconcilable material conflict existsamongtheinterests of(i)all Contract ownersof variable insuranceproductsofall separate accounts or(ii) theinterestsoftheParticipatingInsurance Companies investinginthe Fundas delineatedinArticleVIIofthisAgreement; (h) attheoptionoftheCompanyifthe Fundceasestoqualifyas aRegulatedInvestmentCompanyunder SubchapterMoftheCode, orunder any successor orsimilarprovision,oriftheCompanyreasonablybelievesthatthe Fundmay failtosoqualify; (i) attheoptionoftheCompanyifthe Fundfailstomeet the diversificationrequirementsspecifiedinSection2.6 hereofor iftheCompany reasonablybelievesthattheFundwillfailtomeetsuchrequirements; (j) attheoptionofanyparty tothisAgreement, uponanother party'sfailureto cureamaterialbreachof anyprovisionofthisAgreement withinthirtydays afterwrittennoticethereof; (k) attheoptionoftheCompany,ifthe Company determinesinits solejudgmentexercisedin goodfaith,thateitherthe Fundor theAdviserhas suffered amaterialadverse changeinitsbusiness,operations orfinancial condition sincethedateof thisAgreementor isthesubjectof material adverse publicity whichis likelytohavea material adverseimpactuponthebusiness andoperationsof theCompany; (l) attheoptionoftheFundortheAdviser,if theFund or Adviserrespectively,shall determineinits solejudgmentexercisedin good faith,thattheCompanyhas suffered amaterialadversechange initsbusiness, operationsorfinancialconditionsincethedateofthisAgreementoris the subjectofmaterialadverse publicitywhichislikely tohavea material adverse impactuponthebusinessandoperationsoftheFundor theAdviser; (m) attheoptionoftheFundintheeventanyof theContracts arenotissuedor soldinaccordance withapplicablerequirementsoffederal and/orstatelaw; or (n) attheoptionofanyparty if(i)anotherpartybreachesany oftherepresentationsand warrantiesmadein thisAgreement;or(ii)a party notifies theother party(ies)thatanyofsuchrepresentations andwarranties maynolongerbetrueormightnotbetruein thefuture;or(iii)anyparty's representationsandwarrantieswere nottrue ontheeffectivedateofthis Agreement,areat anytime nolonger true,or havenot beentrueduring anytime sincethe effectivedateof thisAgreement.Itisunderstoodandagreed thatthe rightof anyparty heretototerminatethisAgreement pursuant toSection7.1 (a)maybeexercisedforcauseorfornocause.

ARTICLEVIII.Indemnification

8.1.	Indemnification By The Company
(a) The Company agrees to indemnify and hold harmless the Fund and

theAdviser,each memberof theirBoardofTrusteesor Boardof Directors,each oftheir officers, employeesandagents,and eachperson,ifany,whocontrols theFund withinthemeaning ofSection15of the1933 Act(collectively, the "IndemnifiedParties"forpurposesofthisSection8.1)against anyand all losses,claims,damages,liabilities (includingamountspaidin settlementwith thewrittenconsentofthe Company) orlitigationexpenses(includingthe reasonablecostsofinvestigatingor defendinganyallegedloss,claim, damage, fine,liabilityor expense andreasonablelegalcounselfeesincurredin connectiontherewith(collectively, "Losses")),towhichtheIndemnified Parties maybecomesubject underanystatute,regulation,atcommonlaw orotherwise, insofarassuchlosses,claims,damages,liabilitiesorexpenses(oractionsin respectthereof)orsettlementsare relatedtothesaleoracquisitionofthe Fund'ssharesortheContractsand:

(i) ariseout oforarebaseduponanyuntruestatementor alleged untruestatementofanymaterialfactcontainedinthe registration statement,prospectusorSAIforthe Contractsorcontainedin sales literatureorotherpromotionalmaterialfor theContracts(or any amendment orsupplementto anyoftheforegoing),orariseout ofor arebased uponthe omission ortheallegedomissionto statetherein amaterialfactrequiredto bestatedtherein ornecessarytomake thestatementsthereinnot misleadinginlightofthe circumstances whichtheyweremade;providedthat thisagreementto indemnify shallnot applyas toanyIndemnifiedPartyifsuchstatementor omission orsuchallegedstatementoromissionwasmadeinreliance uponand inconformitywith informationfurnishedtotheCompanyby oronbehalfoftheFundor theAdviserforuseinthe registration statement,prospectusorSAIforthe Contractsorsalesliterature (oranyamendment orsupplement)or otherwise foruse inconnection withthe saleoftheContractsorFundshares;or

(ii) ariseout oforas aresult ofstatementsor representations byoron behalfof theCompany(otherthanstatements or representationscontainedintheFundregistrationstatement,Fund prospectusorsalesliteratureorotherpromotionalmaterialof the Fundnot supplied bytheCompanyor personsunderits control) or wrongful conductoftheCompanyorpersonsunderitscontrol,with respecttothesaleordispositionoftheContractsor Fundshares, provided anysuch statement orrepresentation orsuch wrongful conductwasnotmadeinrelianceuponandin conformitywith informationfurnishedinwriting,viafaxor viaelectronicmeans, totheCompanyby oronbehalfoftheAdvisor ortheFund;or

(iii) ariseout oforresultfrom anyuntruestatementor allegeduntruestatementof amaterialfactcontained intheFund registrationstatement,Fundprospectus,SAI orsales literatureor otherpromotional material oftheFundorany amendmentthereof or supplementthereto ortheomissionoralleged omission tostate thereina material factrequiredto bestated therein ornecessary tomakethestatementsthereinnotmisleading inlight ofthe circumstancesinwhichthey weremade,ifsuchstatementoromission wasmade inrelianceuponinformationfurnishedinwriting,via fax orviaelectronic means,to theFund ortheAdviserby oronbehalf oftheCompanyor personsunderits control;

(iv) ariseout oforresultfrom anymaterialbreachofthis Agreement bytheCompany;

(v) ariseout oforresultfrom aContractfailingtobe consideredalife insurance policyoranannuityContract,whichever isappropriate,underapplicableprovisionsoftheCodethereby depriving theFund ofitscompliance withSection817(h)ofthe Code,unlesssuch failureisdueto thefailureofthe Fundor any oftheotherinvestmentcompaniescurrentlyavailable asfunding vehicles fortheContracts toinvest theassetsofany portfolioin suchamannerastoensure thatthe Contracts willbe treatedas annuity, endowment,orlife insurancecontracts,whicheveris appropriate,under theCode andthe regulationsissued thereunder (oranysuccessor provisions).

exceptto theextentprovidedinSections8.1@)and8.3hereof. This indemnificationshallbein addition toanyliability whichthe Company may otherwise have.

     (b) TheCompanyshall notbeliableunderthisindemnification provision withrespecttoanylosses,claims, damages, liabilitiesorlitigation towhich anIndemnifiedPartywould otherwise besubjectbyreasonofwillful misfeasance,badfaith,or grossnegligenceintheperformance ofsuch IndemnifiedParty'sduties orbyreasonofsuchIndemnifiedParty'sreckless disregard ofobligationsandduties underthisAgreement.

8.2.	Indemnification by Adviser and Fund

     (a)(1) TheAdviseragrees toindemnifyand holdharmlessthe Company andeach ofitsdirectorsandofficers,employeesand agents,andeachperson, ifany,whocontrolstheCompanywithinthemeaningof Section 15ofthe 1933 Act(collectively, the"Indemnified Parties" forpurposesofthisSection8.2) againstanyandalllosses, claims, damages, liabilities(includingamountspaid insettlementwith thewrittenconsentofthe Adviser) orlitigationexpenses (includinganyLosses)towhichthe IndemnifiedPartiesmaybecomesubjectunder anystatute,regulation,at commonlaworotherwise,insofaras suchlosses, claims,damages,liabilitiesorexpenses(or actionsinrespect thereof) or settlementsarerelatedto thesale oracquisitionof theFund'sshares orthe Contracts and:

(i) ariseout oforarebaseduponanyuntruestatementor alleged untruestatementofanymaterialfactcontainedinthe registration statement,prospectus,SAI orsales literatureofthe Fund(or any amendment orsupplementto anyoftheforegoing),orariseout ofor arebased uponthe omission ortheallegedomissionto statetherein amaterialfactrequiredto bestatedtherein ornecessarytomake thestatementsthereinnot misleadinginlightofthe circumstances inwhich theywere made;providedthatthisagreement toindemnify shallnot applyas toanyIndemnifiedPartyifsuchstatementor omission orsuchallegedstatementoromissionwasmadeinreliance uponand inconformitywith informationfurnishedinwriting,via faxorviaelectronicmeans,tothe AdviserortheFundbyoron behalfof theCompanyforuseinthe Fundregistration statement, prospectusorSAI, orsales literatureorotherpromotionalmaterial fortheContracts orofthe Fund;or

(ii) ariseout oforas aresult ofstatementsor representations (otherthanstatementsorrepresentationscontainedin theContracts orinthe Contract registrationstatement,theContractprospectus, SAI,orsalesliteratureor otherpromotional material forthe

Contracts notsuppliedbytheAdviserorthe Fundorpersonsunder thecontrolofthe Adviser ortheFundrespectively)orwrongful conductoftheAdviserorpersonsunderitscontrol,withrespectto thesale ordistributionof theContracts,providedanysuch statement orrepresentation orsuch wrongful conductwasnotmadein reliance uponand inconformitywith informationfurnishedin writing, viafaxorviaelectronicmeans,to theAdviserorthe Fund byoron behalfof theCompany;or

(iii) ariseout ofanyuntruestatementor allegedlyuntrue statement ofamaterialfactcontainedinaregistrationstatement, prospectus,SAIor salesliterature covering theContracts(or any amendment thereof orsupplementthereto),or theomissionoralleged omission tostate thereina material factrequiredto bestated thereinornecessarytomakethestatementor statementsthereinnot misleadinginlightofthe circumstancesinwhichthey weremade,if suchstatementor omission wasmade inrelianceuponinformation furnished inwriting,viafaxorvia electronicmeans, tothe Companybyoronbehalfof theFund orpersonsunderthecontrolof theAdviser;or

(iv) ariseout oforresultfrom anymaterialbreachofthis Agreement bytheAdviser.

exceptto theextentprovidedinSections8.2(b)and8.3hereof.This indemnificationshallbein addition toanyliability whichthe Adviser may otherwise have.

     (a)(2) TheFund agreesto indemnifyandholdharmlesstheIndemnified Partiesagainstanyandall losses, claims,damages,liabilities(including amountspaidinsettlement withthe writtenconsentof theFund)orlitigation expenses (includingLosses) towhich theIndemnifiedPartiesmaybecome subject underany statute, regulation,atcommonlaw orotherwise,insofarassuch losses,claims,damages,liabilities orexpenses(oractionsin respect thereof) orsettlementsare related totheoperations oftheFundorthe saleor acquisitionofthe Fund'ssharesand:

(i) ariseout oforarebasedupon(a)anyuntrue statementor allegeduntruestatementof anymaterialfact or(b)theomissionor theallegedomissiontostatethereinamaterialfact required tobe statedthereinor necessary tomake thestatementsmadetherein,in lightof thecircumstances inwhich theywere made,notmisleading, ifsuchfact,statementor omission iscontainedintheregistration statement forthe FundortheContracts,orintheprospectusorSAI fortheContracts ortheFund,orin anyamendmentto anyofthe foregoing,orinsalesliteratureor otherpromotional material for theContractsoroftheFund,provided,however,that thisagreement toindemnifyshall notapplyastoanyIndemnifiedPartyifsuch statement,factor omission orsuch allegedstatement, factor omission wasmade inrelianceuponandinconformitywith informationfurnishedinwriting,viafaxor viaelectronicmeans, totheAdviseror theFund byoron behalfof theIndemnifiedParty; or

(ii) ariseout oforas aresult ofstatementsor representations (otherthanstatementsorrepresentationscontainedin theContracts orinthe Contract registrationstatement,theContractprospectus,

SAI,orsalesliteratureor otherpromotional material forthe Contracts notsuppliedbytheAdviserorthe Fundorpersonsunder thecontrolofthe Adviser ortheFundrespectively)orwrongful conductoftheFundorpersonsunder itscontrolwith respecttothe saleordistributionofContracts,providedanysuchstatement or representationor suchwrongfulconductwasnotmadeinreliance uponand inconformitywith informationfurnishedinwriting,via faxorviaelectronicmeans,tothe AdviserortheFundbyoron behalfof theCompany;or

(iii) ariseout oforresultfrom anymaterialbreachofthis Agreement bytheFund(includingafailureto complywiththe diversificationrequirementsspecifiedinSection2.6 ofthis Agreement). exceptto theextentprovidedinSection8.2(b)and8.3hereof. This indemnificationshallbein addition toanyliability whichthe Fund mayotherwisehave.

     (b) TheFund andAdvisershall notbeliableunderthisindemnification provision withrespecttoanylosses,claims, damages, liabilitiesorlitigation towhich anIndemnifiedPartywould otherwise besubjectbyreasonofsuch IndemnifiedParty'swillful misfeasance,bad faith,or grossnegligence inthe performanceofsuchIndemnifiedParty'sdutiesorbyreasonof suchIndemnified Party'srecklessdisregard ofobligationsand dutiesunderthis Agreement.

8.3. IndemnificationProcedure

     Anypersonobligatedtoprovideindemnificationunder thisArticleVIII ("indemnifyingparty"forthepurposeofthis Section 8.3)shallnotbe liable underthe indemnificationprovisions ofthis ArticleVIIIwith respecttoany claimmadeagainst aparty entitled toindemnification underthisArticleVIII ("indemnifiedparty"forthepurpose ofthis Section8.3)unlesssuch indemnifiedparty shallhavenotifiedtheindemnifying partyin writing withina reasonabletimeafterthesummonsor otherfirstlegal process giving informationofthe natureoftheclaimshall havebeen serveduponsuch indemnifiedparty (orafter suchpartyshall havereceivednoticeofsuch serviceonanydesignatedagent),butfailure tonotifytheindemnifying party ofanysuchclaim shallnot relieve theindemnifyingpartyfrom anyliability whichit mayhave totheindemnified partyagainstwhomsuchactionisbrought underthe indemnificationprovisions ofthis ArticleVIII,excepttothe extent thatthe failuretonotify resultsinthefailureofactualnoticetothe indemnifyingparty andsuch indemnifyingpartyisdamagedsolelyasaresultof failuretogivesuchnotice.Incase anysuch actionisbrought against the indemnifiedparty, theindemnifying partywillbeentitledtoparticipate,at itsownexpense,inthedefensethereof.The indemnifyingparty alsoshallbe entitled toassume thedefensethereof,with counselsatisfactorytothe party namedin theaction.After noticefromtheindemnifyingpartytotheindemnified partyof theindemnifyingparty'selectionto assumethedefensethereof,the indemnifiedparty shallbearthefeesandexpensesof anyadditionalcounsel retained byit,andtheindemnifying partywillnotbe liabletosuchparty underthisAgreementforanylegalorotherexpensessubsequentlyincurredby suchpartyindependentlyin connectionwiththedefensethereof otherthan reasonablecostsofinvestigation,unless(i) theindemnifying partyand the indemnifiedparty shallhavemutuallyagreed totheretentionofsuchcounselor (ii)the namedpartiestoanysuchproceeding (includinganyimpleadedparties) includeboththeindemnifyingparty andtheindemnifiedpartyandrepresentation ofbothpartiesby thesame counsel wouldbe inappropriatedue toactual or potential differinginterestsbetweenthem.Theindemnifyingpartyshall notbe liableforanysettlementofanyproceedingeffectedwithoutitswritten consent butifsettledwithsuchconsentor ifthere beafinaljudgmentforthe plaintiff,theindemnifying partyagreestoindemnify theindemnifiedpartyfrom andagainstanylossorliabilityby reasonofsuchsettlement orjudgment.

     Asuccessorbylaw ofthepartiesto thisAgreementshallbeentitledto thebenefitsoftheindemnification contained inthis ArticleVIII.The indemnificationprovisions contained inthis ArticleVIIIshall survive any terminationofthisAgreement.

ARTICLEIX.Notices

     Anynoticeshallbesufficientlygivenwhensentbyregistered or certified mailto theother partyat theaddressofsuchparty setforth below oratsuchotheraddressas suchpartymayfromtimetotimespecifyto the otherparty.

Iftothe Fund: OppenheimerVariableAccountFunds 6803SouthTucson WayCentennial,CO 80112 Attn:GeneralCounsel

Withacopyto: OppenheimerVariableAccountFunds

TwoWorld FinancialCenter 225LibertyStreet,11thFloor NewYork, NY10080 Attn.:Directorof Variable Accounts

Iftothe Adviser: OppenheimerFunds, Inc. 6803SouthTucson Way Centennial,CO80112 Attn:GeneralCounsel

Withacopyto: OppenheimerVariableAccountFunds

TwoWorld FinancialCenter 225LibertyStreet,11thFloor NewYork, NY10080 Attn.:Directorof Variable Accounts

Iftothe Company:
Principal LifeInsuranceCompany
Attn:SaraWiener
711High Street
DesMoines,IA50392-1170
[wiener.sara@principal.com]

Withacopyto:
Principal LifeInsuranceCompany
Attn:SarahPitts, LawDepartment
DesMoines,IA50392-0300
[pitts.sarah@principal.com]

ARTICLEX.Miscellaneous

     10.1. TheCompanyrepresentsand warrants thatany Contracts eligible topurchaseshares oftheFundandofferedand/orsold inprivate placementswillcomplyinallmaterialrespectswiththeexemptionsfrom the registrationrequirementsofthe1933Actand applicablefederalandstatelaws andregulations.

     10.2. Subjecttotherequirements oflegal process andregulatory authority,eachpartyheretoshalltreatasconfidentialthenamesandaddresses oftheownersoftheContractsandallinformationreasonablyidentified as confidentialinwritingby anyother partyheretoand, exceptaspermittedby (i)this Agreement and(ii) byTitle V,SubtitleAof theGramm-Leach-Bliley Actandbyregulationsadoptedthereunderby regulatorshaving jurisdictionover thepartieshereto,shallnotdisclose,disseminateor utilize suchnamesand addresses andotherconfidentialinformation withouttheexpresswritten consent oftheaffectedpartyuntil suchtimeasitmaycomeintothepublicdomain.

     10.3. Eachpartyshalltreatasconfidentialallinformation ofthe otherpartywhich thepartiesagree inwritingisconfidential ("Confidential Information").ExceptaspermittedbythisAgreementorasrequiredby appropriategovernmentalauthority(including,without limitation,theSEC,the NASD,or statesecuritiesandinsuranceregulators)thereceivingparty shall notdiscloseoruseConfidentialInformation oftheotherparty beforeitenters thepublicdomain, without theexpresswrittenconsent ofthepartyproviding theConfidentialInformation.

     10.4. ThecaptionsinthisAgreementareincludedforconvenienceof reference onlyand innowaydefine ordelineateanyoftheprovisionshereofor otherwise affecttheirconstruction oreffect.

     10.5. ThisAgreementmay beexecutedsimultaneously intwoormore counterparts,each ofwhich takentogethershallconstituteone andthe same instrument.

     10.6. IfanyprovisionofthisAgreementshallbeheldormade invalidbyacourt decision,statute,ruleor otherwise,theremainderofthe Agreement shallnotbeaffectedthereby.

     10.7. ThepartiestothisAgreementacknowledgeand agreethatall liabilitiesofthe Fundarising,directlyor indirectly,under thisAgreement, ofanyandeverynaturewhatsoever, shallbe satisfied solelyoutofthe assets oftheFundandthatnoTrustee,director,officer,agentorholderofsharesof beneficialinterestofthe Fundshallbepersonallyliablefor anysuch liabilities.

     10.8. ThepartiestothisAgreementagree thatthe assetsand liabilitiesofeachPortfolioofthe Fundare separate anddistinctfrom the assetsandliabilitiesofeachother Portfolio.NoPortfolioshallbeliableor shallbe chargedforanydebt,obligationor liability ofanyotherPortfolio.

     10.9. Eachpartyhereto shallcooperatewith,andpromptlynotify eachotherpartyandallappropriate governmentalauthorities(including without limitationtheSecuritiesandExchangeCommission,the National Associationof SecuritiesDealers,Inc.andstateinsurance regulators)andshallpermitsuch authoritiesreasonableaccesstoits booksandrecords inconnectionwithany investigationorinquiryrelatingto thisAgreementor thetransactions contemplatedhereby.

     10.10. Therights,remediesandobligations containedinthis Agreement arecumulativeandarein addition toanyandallrights,remediesand obligations,atlaworinequity,whichthepartiesheretoare entitled tounder stateand federal laws.

     10.11. Itisunderstoodbythepartiesthat thisAgreementis notan exclusive arrangementinanyrespect.

     10.12. TheCompanyandtheAdviser eachunderstandandagree thatthe obligationsofthe FundunderthisAgreement arenotbindinguponanyTrusteeor shareholderofthe Fundpersonally, butbind onlythe Fundwith respect tothe Portfolio andthe Portfolio'sproperty;theCompanyandtheAdvisereach represent thatit hasnoticeofthe provisionsofthe DeclarationofTrustof theFund disclaimingTrusteeandshareholder liability foracts orobligations oftheFund.

     10.13. ThisAgreementshallnotbe assigned byanypartyhereto withouttheprior writtenconsentof allthe parties. Notwithstandingthe foregoing oranythingtothecontrarysetforthinthisAgreement,theAdviser maytransferorassignits rights,dutiesand obligationshereunderorinterest hereinto anyentityowned, directly orindirectly,by OppenheimerAcquisition Corp.(theAdviser'sparent corporation)ortoasuccessorininterestpursuant toamerger,reorganization,stocksale,assetsaleor othertransaction, withouttheconsentofthe Company, aslongas(i)thatassigneeagrees to assumealltheobligations imposedontheAdviserbythisAgreement,and (ii) theFund consents tothatassignment.

     10.14. ThisAgreementsetsforththeentire agreementbetween the partiesandsupersedesall priorcommunications,agreementsand understandings, oralorwritten,betweentheparties regardingthesubjectmatterhereof.

     INWITNESSWHEREOF,eachof thepartiesheretohascauseditsduly authorizedofficerstoexecutethis Agreement.

OPPENHEIMER VARIABLE ACCOUNT FUNDS By: /s/ Brian W. Wixted Name: rian W. Wixted Title: Treasurer OPPENHEIMERFUNDS, INC.	PRINCIPAL LIFE INSURANCE COMPANY By: /s/ Sara Wiener Name: Sara Wiener Title: Director – Product Management PRINCOR FINANCIAL SERVICES CORPORATION
By: /s/ Cheryl Pipia Name: Cheryl Pipia Title Senior Vice President	By: /s/ Michael J. Beer Name: Michael J. Beer Title: President

SCHEDULE 1

Separate Accounts

SCHEDULE 2